                                                                    EXHIBIT 23.1

                    [LETTERHEAD OF PRICEWATERHOUSECOOPERS]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Prospectus Supplement of GreenPoint Credit Corp. relating to Manufactured Housing Contract Trust Pass-Through Certificates, Series 1999-1, of our report dated February 3, 1998, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".


                                         /s/ PricewaterhouseCoopers LLP


                                         PricewaterhouseCoopers LLP

February 22, 1999